UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 20, 2006

USEC Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2 Democracy Center, 6903 Rockledge Drive, Bethesda, Maryland		20817
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(301) 564-3200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 20, 2006, Ellen C. Wolf informed USEC Inc. (the "Company") that she will resign as Senior Vice President and Chief Financial Officer of the Company, effective late February, 2006. Ms. Wolf has accepted a similar position with her former employer, American Water Inc. The Company plans to conduct a search for Ms. Wolf’s replacement, considering both internal and external candidates.

John C. Barpoulis, age 41, will be appointed interim Chief Financial Officer, effective upon Ms. Wolf’s departure. Mr. Barpoulis joined the Company as Vice President and Treasurer in March 2005. Prior to joining the Company, Mr. Barpoulis was Vice President and Treasurer of National Energy & Gas Transmission, Inc., formerly a subsidiary of PG&E Corp., since 2003, and Vice President and Assistant Treasurer since 2000.

A copy of the Company’s press release announcing Ms. Wolf’s departure is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number--Description

99.1--Press release, dated January 24, 2006, issued by USEC Inc. announcing departure of Ellen Wolf.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USEC Inc.

January 24, 2006	By:	/s/ Ellen C. Wolf

Name: Ellen C. Wolf
Title: Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

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Exhibit Index

Exhibit No.	Description

99.1	Press release, dated January 24, 2006, issued by USEC Inc. announcing departure of Ellen Wolf